Exhibit 3

FORM OF VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of [___________], 2021 by and among FF Top Holding Ltd. (“FF Top”) and [____________________] (the “Stockholder”).

RECITALS

A.           FF Intelligent Mobility Global Holdings Ltd, an exempted company with limited liability incorporated under the Laws of the Cayman Islands (“FF Intelligent”), will enter into a certain Business Combination/Merger Agreement with a publicly traded special purpose acquisition company which is formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with a business (such publicly traded special purpose acquisition company, or any other newly formed listing vehicle for the purpose of the Transaction, if applicable, the “Company”, such agreement, “Transaction Agreement” and such transactions contemplated thereby, “Transaction”), pursuant to which FF Intelligent’s business will consolidate with the Company’s business, with shareholders of FF Intelligent receiving shares of capital stock of the Company (the “SPAC Shares”) as consideration.

B.           This Agreement, among other things, requires Stockholder to vote or to cause any entity designated by the Stockholder to hold SPAC Shares (such entity, the “Qualified Entity”) to vote all SPAC Shares held by them at all time after the closing of the Transaction (the “Closing”) (together with any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution of such shares, the “Shares”) in the manner set forth herein. Any Shares held by Stockholder shall be identified on Exhibit A hereto upon Closing and thereafter, provided, however, that failure to so identify such Shares shall not relieve Stockholder from the obligations set forth in this Agreement.

C.           In exchange for the mutual promises herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged and agreed, the parties hereto wish to enter into this Agreement.

AGREEMENT

The parties hereto agree as follows:

1.            Voting Arrangements. Stockholder hereby agrees that FF Top (the “Proxyholder”) shall have the right to vote the Shares, in its sole discretion, on all matters submitted to a vote of stockholders of the Company at a meeting of stockholders or through the solicitation of a written consent of stockholders (whether of any individual class of stock or of multiple classes of stock voting together).  A form of proxy is attached hereto as Exhibit B. For the avoidance of doubt, if the Stockholder designates the Qualified Entity to hold the FF Intelligent Shares or SPAC Shares on behalf of the Stockholder, the Stockholder shall cause the Qualified Entity to be bound by this Agreement.

1.1          Additional Shares. In the event of any issuance of shares of the Company’s voting securities hereafter to Stockholder (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like, or any subsequent purchase by Stockholder or otherwise acquire beneficial ownership  (as such term is defined in Rule 13d-3 under the Exchange Act) of additional shares of the Company’s capital stock) (“Additional Shares”), such shares shall automatically become subject to this Agreement, shall be considered “Shares” as defined herein, without any action of the parties hereto.  The Stockholder shall execute an updated proxy at the request of FF Top.

2.            Stockholder to Abstain from Voting. Stockholder agrees that, unless the Proxyholder provides explicit written instruction to vote the Shares under this Agreement or the Proxyholder provides explicit written notice that Stockholder shall be permitted by the Proxyholder to vote in a manner other than the Proxyholder instructs, Stockholder shall abstain from voting any of the Shares (in person, by proxy or by action by written consent, as applicable).

3.            Illustrative Examples. Matters on which the Proxyholder shall be entitled to vote, pursuant to Section 1 include, but are not limited to, the following, which are presented here solely by way of example:

3.1          issuances of capital stock;

3.2          amend the certificate of incorporation or any other similar governing documents of the Company;

3.3          election, replacement or removal of directors of the Company;

3.4          sale or other disposition of all or substantially all of the Company’s assets;

3.5          acquisitions by the Company or its subsidiaries; or

3.6          increase or decrease the authorized number of shares of capital stock.

4.           Additional Representations, Covenants and Agreements.

4.1          Securities Laws, Rules and Regulations. Stockholder and the Proxyholder agree and understand that Stockholder and/or the Proxyholder may become subject to the registration and/or reporting requirements, rules and regulations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act and/or any state and federal securities laws (collectively with the Exchange Act and the Securities Act, the “Securities Laws”). Stockholder and the Proxyholder, severally and not jointly, agree to use their respective commercially reasonable efforts to comply with the Securities Laws and to reasonably assist each other in complying with the Securities Laws in a timely and prompt manner. Such compliance may include, for example and without limiting the foregoing, the filing and updating and maintaining of Form 13G and/or Form 13D under the Exchange Act.

4.2          Proxyholder’s Liability. In voting the Shares in accordance with Section 1 hereof, the Proxyholder shall not be liable for any error of judgment nor for any act done or omitted, nor for any mistake of fact or law nor for anything which the Proxyholder may do or refrain from doing in good faith, nor shall the Proxyholder have any accountability hereunder, except for Proxyholder’s own bad faith, gross negligence or willful misconduct. Furthermore, upon any judicial or other inquiry or investigation of or concerning the Proxyholder’s acts pursuant to the Proxyholder’s rights and powers as a Proxyholder, such acts shall be deemed reasonable and in the best interests of Stockholder unless proved to the contrary by clear and convincing evidence.

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4.3          No Other Voting Trusts or Other Arrangement. There are no voting trusts or voting arrangements with respect to the Shares and the Stockholder shall not deposit any Shares in a voting trust, grant any proxies with respect to the Shares subject any of the Shares to any arrangement with respect to the voting of the Shares, in each case, that conflicts with or prevents the implementation of this Agreement.

4.4          Irrevocable Proxy. In furtherance of Stockholder’s commitment in this Agreement, concurrently with the execution of this Agreement, Stockholder shall grant an irrevocable proxy to the Proxyholder in a form substantially similar to the Exhibit B hereto. For so long as this Agreement is in effect, if the proxy granted pursuant hereto is deemed invalid for any reason, the Stockholder shall execute a new proxy in favor of the Proxyholder or its designee(s) in a form substantially similar to the Exhibit B hereto (or such other form agreed by the Proxyholder to effect the transactions contemplated hereunder) upon request by the Proxyholder. For the avoidance of doubt, if the Stockholder designates the Qualified Entity to hold FF Intelligent Shares or the SPAC Shares on behalf of the Stockholder, the Qualified Entity shall execute a new proxy in favor of the Proxyholder upon request by the Proxyholder.

5.            Termination.

5.1          Termination Events. This Agreement shall automatically terminate:

(a)          upon the liquidation, dissolution or winding up of the business operations of the Company;

(b)          upon the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company; or

(c)          in the sole discretion of the Proxyholder, upon the express written consent of the Proxyholder (which the Proxyholder shall be under no obligation to provide).

6.            Miscellaneous.

6.1          Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Stockholder and the Proxyholder. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto or the respective successors and assigns of the Stockholder and the Proxyholder any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Upon written notice to the Stockholder, FF Top may assign to its permitted assigns all of its rights hereunder and, following such assignment, such assignee shall be deemed to be FF Top for all purposes of this Agreement, provided that such permitted assignee shall have executed a written agreement pursuant to which such permitted assignee becomes a party to this Agreement. The Stockholder may not assign its rights under this Agreement without the prior written consent of FF Top.

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6.2          Amendments and Waivers. Any term hereof may be amended or waived only with the written consent of Stockholder and the Proxyholder. Any amendment or waiver effected in accordance with this Section 6.2 shall be binding upon the Proxyholder and Stockholder, and each of the respective successors and assigns to the Proxyholder or the Stockholder. Notwithstanding the foregoing, Exhibit A hereto may be amended by the Proxyholder or the Stockholder from time to time to add information regarding Additional Shares without the consent of the other parties hereto.

6.3          Notices. Notwithstanding anything to the contrary contained herein, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient and received on the earlier of (a) the date of delivery, when delivered personally, by overnight mail, courier or sent by electronic mail or fax or (b) 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address, e-mail address or fax number as set forth on the signature page hereto, or as subsequently modified by written notice. Any electronic mail communication shall be deemed to be “in writing” for purposes of this Agreement. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.3.

6.4          Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties hereto agree to renegotiate such provision in good faith. In the event that the parties hereto cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

6.5          Governing Law; Jurisdiction; Venue.

(a)          This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to conflict of law principles. In addition, each of the parties hereto (i) consents to submit itself to the exclusive jurisdiction of the Court of Chancery or other courts of the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery or other courts of the State of Delaware and (iv) waives, and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

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(b)          Each party hereto, other than Stockholder, hereby consents to service of process being made through the notice procedures set forth in Section 6.3 and agrees that, to the fullest extent permitted by law, service of any process, summons, notice or document by U.S. registered mail to the parties’ respective addresses set forth on the signature page hereto shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

6.6          Specific Performance. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

6.7          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

6.8          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.9          Confidentiality. Prior to the Closing, the parties hereto shall keep this Agreement and the terms hereof confidential and not disclose the foregoing to any third party, except as required by applicable law, to fulfill the terms of this Agreement or as the parties hereto may otherwise agree; provided that Stockholder may cause this Agreement to be disclosed to a prospective transferee of the Shares who agrees in writing to comply with the restrictions set forth in this paragraph for the benefit of each of the Company and the Proxyholder.

6.10          Third Party Beneficiary.  The Proxyholder is an intended third party beneficiary of this Agreement and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first set forth above.

[_______________________]

By:
Name:
Title:

Address:
Attention:
Email:

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first set forth above.

FF TOP:

By:
Name:
Title:

Address:
Attention:
Email:

Signature Page to Voting Agreement

Exhibit A

Shares Held by Stockholder

Exhibit B

Form of Proxy Agreement

IRREVOCABLE PROXY AGREEMENT

This Irrevocable Proxy Agreement (this “Proxy”) is entered into, pursuant to the Voting Agreement to which this Proxy is attached as Exhibit B, between [___________________] (the “Stockholder”), and FF Top Holding Ltd. (“FF Top”), a British Virgin Islands company, on [_________________].

WHEREAS, FF Intelligent Mobility Global Holdings Ltd, an exempted company with limited liability incorporated under the Laws of the Cayman Islands (“FF Intelligent”), will enter into a certain Business Combination/Merger Agreement with a publicly traded special purpose acquisition company which is formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with a business (such publicly traded special purpose acquisition company, including any other newly formed listing vehicle which is set up for purpose of the Transaction, if applicable, the “Company”, such agreement, “Transaction Agreement” and such transactions contemplated thereby, “Transaction”), pursuant to which FF Intelligent’s business will consolidate with the Company’s business, with shareholders of FF Intelligent receiving shares of capital stock of the Company (the “SPAC Shares”) as consideration.

To secure the Stockholder’s obligations to vote and cause any entity designated by the Stockholder to hold SPAC Shares (such entity, the “Qualified Entity”) to vote (i) the SPAC Shares it or the Qualified Entity shall own as of and immediately after the Closing and (ii) any Additional Shares (as defined in the Voting Agreement)  ((i) and (ii) collectively, the “Shares”) in accordance with the Voting Agreement and to comply with the other terms thereof, the Stockholder hereby irrevocably appoints FF Top, or FF Top’s named designee(s), as the Stockholder’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote or act by written consent with respect to the Shares solely in accordance with the provisions set forth in this Proxy and to execute all appropriate instruments solely in a manner consistent with the terms of this Proxy on behalf of the Stockholder. The proxy and power granted by the Stockholder are irrevocable and are coupled with an interest sufficient in law to support an irrevocable proxy, and are given to FF Top to secure the performance of the Stockholder’s duties under the Voting Agreement. This proxy shall continue from the date of the closing of the Transaction and until the termination of the Voting Agreement.

This Proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Stockholder.  This Proxy may not be amended or otherwise modified without the prior written consent of FF Top or its designee.

 [Signature Page Follows]

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This Irrevocable Proxy is coupled with an interest as aforesaid.

STOCKHOLDER

[_______________________]

By:
Name:
Title:

[Signature Page to Proxy Agreement]

This Irrevocable Proxy is coupled with an interest as aforesaid.

PROXYHOLDER

FF Top Holding Ltd.

By:
Name:
Title:

[Signature Page to Proxy Agreement]